UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 2, 2018

ENDURANCE EXPLORATION GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The Company disclosed on its 10K filed March 29, 2018 that in March 2018, Micah Eldred, the owner of 42.79% of the Company and an officer of the Company, agreed to provide a line of credit in the amount of $500,000 to the Company so that it would have the liquidity and funds to carry out its salvage operations.  The Company finalized the execution of a Demand Note for the loans made by Endurance in 2017 and a Promissory Note – Line of Credit for the $500,000 line of credit, on April 2, 2018, whereby it agreed to pay 5% interest on any advances made, which are secured by a Security Agreement on the Company’s assets.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit	Description
10.1	Demand Note
10.2	Promissory Note – Line of Credit
10.3	Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE EXPLORATION GROUP, INC.
Dated: April 4, 2018	By:	/s/ Christine Zitman
Name: Christine Zitman Title: Chief Financial Officer

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